Exhibit 10.22.5.5

FIFTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

[_____], 2020

among

PRIMEENERGY RESOURCES CORPORATION,

as Borrower,

THE LENDERS PARTY HERETO,

BBVA USA (f/k/a COMPASS BANK),

as Administrative Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agent,

and

BBVA USA,

as Sole Lead Arranger and Sole Book Runner

FIFTH AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIFTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of [_____], 2020, among PRIMEENERGY RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the financial institutions executing this Amendment as Lenders, and BBVA USA (f/k/a COMPASS BANK), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Issuing Bank.

R E C I T A L S

A. The Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement, dated as of February 15, 2017, and as amended by (i) that certain First Amendment to Third Amended and Restated Credit Agreement dated as of December 22, 2017, (ii) that certain Second Amendment to Third Amended and Restated Credit Agreement dated as of July 17, 2018, (iii) that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of January 8, 2019, and (iv) that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of May 8, 2020 (collectively, the “Original Credit Agreement”).

B. The parties desire to amend the Original Credit Agreement as hereafter provided.

NOW THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms. All terms used herein that are defined in the Credit Agreement (as hereinafter defined) shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, from and after the Effective Date (as hereinafter defined), (a) all references in the Original Credit Agreement and, where appropriate in the context, in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Original Credit Agreement, as amended by this Amendment and as the same may hereafter be amended or otherwise modified from time to time, and (b) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by the Modification Papers and as the same may hereafter be amended or otherwise modified from time to time. In addition, the following terms have the meanings set forth below:

“Credit Agreement” means the Original Credit Agreement, as amended by this Amendment.

“Effective Date” means the date on which the conditions specified in Section 2 below are satisfied (or waived in writing by the Administrative Agent).

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent. The obligations and agreements of the Lenders as set forth in this Amendment are subject to the satisfaction, unless waived in writing by the Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

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(a) Amendment. The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, each Loan Party, and Lenders constituting Required Lenders; and

(b) Mortgage and Title Requirements. The Administrative Agent shall have received (i) duly executed Security Instruments (or supplements to Security Instruments) covering enough of the Borrowing Base Properties such that Mortgaged Properties represent at least 90% of the Borrowing Base Value of the Oil and Gas Properties evaluated in the most recently delivered Reserve Report, and (ii) title information in form and substance acceptable to the Administrative Agent covering enough of the Borrowing Base Properties evaluated in the most recently delivered Reserve Report, such that the Administrative Agent shall have had the opportunity to review (including title information previously delivered to the Administrative Agent), satisfactory title information on Hydrocarbon Interests constituting at least 85% of the total value of the Borrowing Base Oil and Gas Properties evaluated by such Reserve Report.

(c) Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

3. Amendments to Original Credit Agreement. On the Effective Date, the Original Credit Agreement shall be amended as follows:

(a) Section 1.02 of the Original Credit Agreement shall be amended by restating the following definitions to read in their respective entireties as follows:

“Applicable Margin” means, for any date, the applicable rate per annum set forth below as determined based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans
<25%	2.50%	1.50%
>25% and <50%	2.75%	1.75%
>50% and <75%	3.00%	2.00%
>75% and <90%	3.25%	2.25%
>90%	3.50%	2.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change in the Borrowing Base Utilization Percentage and ending on the date immediately preceding the effective date of the next such change; provided, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then until delivery of such Reserve Report, the Applicable Margin shall mean the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

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(b) Section 8.13 of the Original Credit Agreement shall be amended by replacing each occurrence of “80%” therein with “85%”.

(c) Section 8.14(a) of the Original Credit Agreement shall be amended by replacing each occurrence of “85%” therein with “90%”.

4. Decrease of Borrowing Base. As of the Effective Date, the Borrowing Base is hereby decreased from $72,000,000 to $50,000,000, which redetermination constitutes the June 1, 2020 Scheduled Redetermination of the Borrowing Base pursuant to Section 2.07 of the Credit Agreement. Additionally, notwithstanding anything in the Loan Documents to the contrary, the parties hereby agree that on October 1, 2020, November 1, 2020 and December 1, 2020, the Borrowing Base shall be automatically reduced by $666,666.67 on each such date, and on each such date, the Borrower shall prepay the Borrowings in an aggregate principal amount if and to the extent necessary at such time such that no Borrowing Base Deficiency would result from such reduction. No such reduction shall constitute an Interim Redetermination pursuant to Section 2.07 of the Credit Agreement. The Borrowing Base, as adjusted hereby, shall remain in effect until next redetermined in accordance with the provisions of the Credit Agreement.

5. Certain Representations. Each Loan Party represents and warrants that, as of the Effective Date: (a) such Person has full power and authority to execute the Modification Papers to which it is a party and such Modification Papers constitute the legal, valid and binding obligation of such Person enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by such Person thereof; and (c) no Default has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment. In addition, each Loan Party represents that after giving effect to the Modification Papers, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (provided that any such representations or warranties that are, by their terms, already qualified by reference to materiality or Material Adverse Effect shall be true and correct without regard to such additional materiality qualification) on and as of the Effective Date as if made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (or true and correct without regard to such additional materiality qualification, as applicable) as of such earlier date.

6. No Further Amendments. Except as previously amended or waived in writing or as amended or waived hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties thereto.

7. Acknowledgments and Agreements. Each Loan Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms, and such Person waives any defense, offset, counterclaim or recoupment with respect thereto. Each of the Borrower, each other Loan Party, the Administrative Agent, the Issuing Bank and the Lenders does hereby adopt, ratify and confirm the Credit Agreement and acknowledges and agrees that the Credit Agreement is and remains in full force and effect. Each Loan Party acknowledges and agrees that its liabilities and obligations under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Amendment.

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8. Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the other Loan Documents, or (b) to prejudice any other right or rights that the Administrative Agent, the Issuing Bank or the Lenders now have or may have in the future under or in connection with the Credit Agreement and the other Loan Documents or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

9. Confirmation of Security. Each Loan Party hereby confirms and agrees that all of the Security Instruments that presently secure the Secured Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Secured Obligations as described in the Credit Agreement.

10. Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty are in full force and effect and that such Loan Party continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Secured Obligations, as such Secured Obligations may have been amended by this Amendment, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by any Loan Party under the Guaranty in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, the Notes or any of the other Loan Documents.

11. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be deemed effective as delivery of a manually executed counterpart of this Amendment.

12. Incorporation of Certain Provisions by Reference. The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law, Jurisdiction, Consent to Service of Process” is incorporated herein by reference for all purposes.

13. Release. To induce the Administrative Agent, the Issuing Bank and the Lenders to agree to the terms hereof, Borrower represents and warrants that as of the Effective Date, there are no claims or offsets or defenses or counterclaims to Borrower’s obligations under the Loan Documents, and in accordance therewith Borrower:

(a) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising under the Loan Documents prior to the Effective Date; and

(b) releases and discharges each of the Administrative Agent, the Issuing Bank, the Lenders and their respective Related Parties (collectively, the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby.

14. Entirety, Etc. This Amendment, the other Modification Papers and all of the other Loan Documents embody the entire agreement among the parties. THIS AMENDMENT, THE OTHER MODIFICATION PAPERS AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

FIFTH AMENDMENT – Page 4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the Effective Date.

BORROWER:

PRIMEENERGY RESOURCES CORPORATION

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

GUARANTORS:

PRIMEENERGY MANAGEMENT CORPORATION

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

PRIME OPERATING COMPANY

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

EASTERN OIL WELL SERVICE COMPANY

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

EOWS MIDLAND COMPANY

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

FIFTH AMENDMENT – Signature Page

PRIME OFFSHORE L.L.C.

By:
Name:	Beverly A. Cummings
Title:	Executive Vice President, Treasurer & Chief Financial Officer

FIFTH AMENDMENT – Signature Page

ADMINISTRATIVE AGENT:

BBVA USA (f/k/a COMPASS BANK),
as Administrative Agent and Issuing Bank

By:
Name:
Title:

LENDERS:

BBVA USA (f/k/a COMPASS BANK), as a Lender

By:
Name:
Title:

FIFTH AMENDMENT – Signature Page

CITIBANK, N.A., as a Lender

By:
Name:
Title:

FIFTH AMENDMENT – Signature Page

WELLS FARGO BANK, N.A.,
as a Lender

By:
Name:
Title:

FIFTH AMENDMENT – Signature Page

FIFTH THIRD BANK,
as a Lender

By:
Name:
Title:

FIFTH AMENDMENT – Signature Page